Exhibit (o)(ii)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned Directors or Trustees, as the case may be, of

AIG SERIES TRUST

ANCHOR SERIES TRUST

SUNAMERICA EQUITY FUNDS

SUNAMERICA FOCUSED SERIES, INC.

SUNAMERICA INCOME FUNDS

SUNAMERICA MONEY MARKET FUNDS, INC.

SUNAMERICA SENIOR FLOATING RATE FUND, INC.

(collectively, the “Funds”)

do hereby severally constitute and appoint Peter A. Harbeck, J. Steven Neamtz, Donna M. Handel, Vincent M. Marra, Gregory N. Bressler, Corey A. Issing and/or or any of them, the true and lawful agents and attorneys-in-fact of the undersigned with respect to all matters arising in connection with (i) filings with the Securities and Exchange Commission, including but not limited to registration statements on Form N-1A, N-2 and Form N-14, and any and all amendments thereto, and information statements, with full power and authority to execute said Registration Statement or filing for and on behalf of the undersigned, in our names and in the capacity indicated below, and to file the same, together with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and (ii) all filings with, and other documents with respect to, states, cities, municipalities, regulatory bodies, self-regulatory bodies, stock exchanges or divisions thereof, including but not limited to Articles of Incorporation, Declarations of Trust, By-Laws, and any and all amendments thereto, with full power and authority to execute said document or filing for and on behalf of the undersigned, in our names and in the capacity indicated below, and to file the same, together with all exhibits thereto and other documents in connection therewith, with the applicable states, cities, municipalities, regulatory bodies, self-regulatory bodies, stock exchanges or divisions thereof. The undersigned hereby give to said agents and attorneys-in-fact full power and authority to act in the premises, including, but not limited to, the power to appoint a substitute or substitutes to act hereunder with the same power and authority as said agents and attorneys-in-fact would have if personally acting. The undersigned hereby ratify and confirm all that said agents and attorneys-in-fact, or any substitute or substitutes, may do by virtue hereof.

WITNESS the due execution hereof on the date and in the capacity set forth below.

Signature	Title	Date

Peter A. Harbeck	Director/Trustee	February 22, 2006

Samuel M. Eisenstat	Director/Trustee	February 22, 2006

Stephen J. Gutman	Director/Trustee	February 22, 2006

Jeffrey S. Burum*	Director/Trustee	February 22, 2006

William F. Devin**	Director/Trustee	February 22, 2006

Dr. Judith L. Craven**	Director/Trustee	February 22, 2006

William J. Shea	Director/Trustee	February 22, 2006

Donna M. Handel	Treasurer (Principal Financial and Accounting Officer)	February 22, 2006

Vincent M. Marra	President (Principal Executive Officer)	February 22, 2006

*	Mr. Burum is not a Director/Trustee of SunAmerica Senior Floating Rate Fund, Inc. or Anchor Series Trust.
**	Mr. Devin and Dr. Craven are not Trustees of Anchor Series Trust.

Date: February 22, 2006

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